EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement of Symbollon Corporation (the "Company") on Form S-8 of our report dated January 30, 1997 on the financial statements of the Company as at December 31, 1996 and December 31, 1995 and for each of the years in the two-year period ended December 31, 1996 and for the period from July 15, 1986 (inception) to December 31, 1996 appearing in the Company's annual report on Form 10-KSB for its fiscal year ended December 31, 1996.



Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
June 30,1997